For Immediate Release
Contact:
Bruce Riggins	Jerry Daly or Carol McCune
VP, Strategic Planning & Analysis	Daly Gray Public Relations (Media)
(703) 812-7223	(703) 435-6293

MeriStar Hospitality Corporation Reports Second-Quarter Results

               ARLINGTON, Va., August 3, 2004—MeriStar Hospitality Corporation (NYSE: MHX), one of the nation’s largest hotel real estate investment trusts (REIT), today announced financial results for the second quarter and six months ended June 30, 2004:

	2Q	2Q	Six Mos.	Six Mos.
	2004*	2003*	2004*	2003*
Net loss	$(12)	$(206)	$(52)	$(276)
Net loss per share	$(0.14)	$(4.47)	$(0.68)	$(5.99)
Total revenues from continuing operations	$223	$216	$428	$417
Funds from operations (FFO)**	$16	$(189)	$6	$(234)
FFO per share	$0.19	$(3.90)	$0.08	$(4.86)
Adjusted FFO**	$21	$21	$23	$30
Adjusted FFO per share	$0.24	$0.39	$0.30	$0.60
Adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization and other items)**	$52	$56	$90	$103

*in millions, except per share data
**FFO, Adjusted FFO, and Adjusted EBITDA are non-GAAP financial measures and should not be considered as alternatives to any measures of operating results under GAAP. See the discussion included in the financial information section of this press release regarding these non-GAAP financial measures.

               Second quarter results, excluding charges related to the company’s asset disposition program, were within the company’s previous guidance range.

               “The hotel industry is in the early stages of what we believe will be a sustained recovery,” said Paul W. Whetsell, chairman and chief executive officer. “In some of our strongest markets, our hotels experienced exceptional growth, such as the 15 percent growth in

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RevPAR our Washington, D.C. area hotels achieved in the quarter; however, the industry recovery is not yet uniformly strong throughout the country. The economy continues to strengthen, and we look forward to experiencing the benefits of a broader based recovery throughout our portfolio.

               “During the quarter, we accelerated our renovation program at several key locations, which will allow us to maximize operating results during the industry recovery. We also have completed five hotel brand conversions to date in 2004, with an additional five planned for the remainder of 2004. As a result, our second quarter results reflect some short-term impact due to the scope of our renovation program and the number of brand conversions. As these renovations and conversions are completed, we expect our properties to be well positioned to fully participate in the economic recovery,” he said.

               Adjusting for rooms out of service at hotels experiencing significant renovations (not accounting for the overall impact on hotel operations) and hotels impacted by brand conversions, RevPAR increased 5.6 percent to $82.16, led by a 3.8 percent increase in average daily rate (ADR) to $110.99. Occupancy increased 1.8 percent to 74.0 percent. These operating statistics do not reflect the full effect of the renovation process, as work performed on lobby areas, meeting rooms, and the exterior of some hotels also have impacted the company’s second quarter results.

               “We expect some short-term disruption from renovations to continue through the balance of the year, but we expect the impact to moderate progressively as we begin to see the benefit from completed work and the positive impact from full implementation of our ‘Velocity’ rooms

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renovation program. We expect the long-term benefits of these renovations, however, to be significant, and we expect to generate exceptional returns over the next several years as these upgraded products put more pricing power in the hotels’ hands and we are able to raise rates accordingly,” Whetsell said.

               Year to date, MeriStar has invested approximately $50 million in upgrades at its core hotels and is on track to spend approximately $125 million by year end.

Acquisitions/Conversions/Dispositions

               “We completed two major hotel acquisitions in the second quarter in two of the nation’s strongest hotel markets,” Whetsell added. “We closed on the acquisition of the Ritz-Carlton, Pentagon City, in Arlington, Va., near Washington, D.C. and the Irvine Marriott in Orange County, Calif., for a total investment of $186 million. RevPAR at both of these hotels grew more than 13 percent in the quarter over the prior year, and operating results at these two properties already have exceeded our underwriting expectations. Both of these markets have excellent growth potential going forward.”

               Whetsell added that the company remains a selective acquirer of larger properties, located in major urban markets or upscale resort destinations with high barriers to new competition, premium brand affiliations, significant meeting space and high growth potential. “To support those efforts, we announced the promotion of Bill Reynolds during the quarter to executive vice president and chief investment officer. Bill has led our asset disposition program and in his new position, he will direct MeriStar’s development team and oversee hotel

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investment and divestment activities. He was instrumental in completing both of the hotel acquisitions we completed during the quarter.”

               The company also is using brand conversions as another technique to enhance the quality of its hotel portfolio. “One of our five brand conversions in 2004 was the former Radisson hotel at the entrance to Universal Studios Theme Park that was converted to a Doubletree, a Hilton brand,” he said. “This hotel has more than 60,000 square feet of meeting space, and the conversion enables the property to benefit from the Hilton reservations system, group meeting sales force and Hilton HHonors guest frequency program. As a result, we expect to be able to attract significantly greater group business there. Even under renovation, the hotel already is experiencing a significant year-over-year sales backlog increase.”

               During the 2004 second quarter, the company continued its asset disposition program with the sale of four hotels, comprising 896 rooms, for gross proceeds of $31 million. Two additional hotels with 568 rooms have been sold thus far in the third quarter for gross proceeds of $14 million. Since the beginning of 2003, the company has sold 32 non-core assets aggregating 6,809 rooms for $247 million in gross proceeds. The company has five remaining assets planned for disposition (1,555 rooms), which are expected to generate total gross proceeds of approximately $40 million.

Capital Structure

               The company completed the following capital markets transactions during the 2004 second quarter:

•	Sold 12 million shares of common stock to the public at $6.25 per share, generating net

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               proceeds of approximately $73 million, primarily to fund additional acquisitions.

•	Paid down $28 million of senior notes, for a total repayment of $100 million year to date.

•	Retired $11 million of senior subordinated notes, for a total repayment of $49 million year to date.

•	Placed two mortgages related to the two hotel acquisitions for $111 million.

•	Entered into an interest rate swap on its $307 million CMBS loan due 2009, converting the facility from a fixed rate to a floating rate. The new floating rate is LIBOR plus 444 basis points, or 5.91 percent currently, compared to the fixed rate of 8.01 percent. Total floating rate debt represents 19 percent of the company’s total debt outstanding.

               “We continued to strengthen our balance sheet in the quarter by lowering our average borrowing cost and reducing our overall leverage with debt repayments and acquisitions that were financed with modest levels of mortgage financing,” said Donald D. Olinger, chief financial officer. “We also maintained substantial liquidity, and as of June 30, 2004, we had $221 million of cash, $149 million of which was unrestricted, and $50 million available on our secured revolving credit facility.”

Termination of Intercompany Agreement with Interstate Hotels

               Following the close of the second quarter, the company reached an agreement with Interstate Hotels & Resorts, Inc., the operator of a majority of its hotels, to terminate the intercompany agreement that had been in place between the two companies since 1998. Although the agreement provided MeriStar with a right to participate in equity investments made

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by Interstate, it also afforded Interstate the opportunity to manage hotels newly-acquired by MeriStar, unless they were operated by a brand or were encumbered by management agreements.

               In exchange for relinquishing its rights under the intercompany agreement, the company obtained an “at-will” termination right permitting it to terminate Interstate management agreements each year covering up to 600 rooms upon the payment of a termination fee. The company also may carry forward as many as 600 rooms for termination in a succeeding year. In addition, termination fees owed to Interstate now will become payable over 48 months, rather than the previously contracted 30 months.

               Whetsell pointed out that “the termination of the intercompany agreement eliminates the last vestige of the company’s paper clip relationship with Interstate, and will greatly facilitate the company’s ability to reposition its portfolio.” He also stated that the company intended to maintain its strong relationship with Interstate, the operator of more than 70 of its hotels under long-term management agreements. “Interstate is an outstanding management company that offers economies of scale, management depth, proprietary operating systems and marketing expertise that are unparalleled in the industry,” Whetsell said.

               Separately, the company reached an agreement with Interstate, which resolved an outstanding dispute between the companies over the calculation of termination fees. The new calculation is applicable to properties disposed of in the future. Although termination fees for the properties that have been sold or were included in MeriStar’s previously announced disposition program will be unchanged, the company will receive a $2.5 million credit, which will be applicable to future dispositions.

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Outlook

               “We feel confident that we are in the midst of a sustained industry-wide recovery,” Whetsell said. “For the third quarter, we expect continued strength in the economy to produce solid, rate-driven RevPAR gains, although we will continue to see some short-term impact from our renovation program.”

               The company provides the following range of estimates for the third quarter and full-year 2004, based on projected third-quarter 2004 RevPAR gains of 5.0 percent to 6.0 percent and a full-year 2004 RevPAR increase of 5.0 percent to 6.0 percent, all of which reflect adjustment for the estimated number of room nights out of service for renovations:

•	Net loss of $(20) million to $(23) million for the third quarter and $(89) million to $(94) million for the full year;

•	Net loss per diluted share of $(0.23) to $(0.26) for the third quarter and $(1.10) to $(1.16) for the full year;

•	FFO per diluted share (a) of $0.00 to $0.04 for the third quarter and $0.14 to $0.19 for the full year;

•	Adjusted FFO per diluted share (a) of $0.00 to $0.04 for the third quarter and $0.36 to $0.42 for the full year;

•	Adjusted EBITDA (a) of $32 million to $35 million for the third quarter and $160 million to $165 million for the full year.

(a) See reconciliations of net loss to FFO per diluted share and Adjusted FFO per diluted share and net loss to Adjusted EBITDA included in the guidance tables of this press release. Forecasted net loss does not include any possible future losses on asset impairments or gains or losses on the sales of assets.

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               Adjusted EBITDA, Adjusted FFO and FFO are non-GAAP financial measures that should not be considered as alternatives to any measures of operating results under GAAP. See the discussion included in this press release for information regarding these non-GAAP financial measures.

               MeriStar will hold a conference call to discuss its second-quarter results today, August 3, at 10 a.m. Eastern time. Interested parties may visit the company’s Web site at www.meristar.com and click on Investor Relations and then the webcast link.

               Interested parties also may listen to an archived webcast of the conference call on the Web site, or may dial (800) 218-8862, reference number 11002390, to hear a telephone replay. The telephone replay will be available through midnight on Tuesday, August 10, 2004.

               Arlington, Va.-based MeriStar Hospitality Corporation owns 77 principally upscale, full-service hotels in major markets and resort locations with 21,619 rooms in 22 states, and the District of Columbia. The company owns hotels under such internationally known brands as Hilton, Sheraton, Marriott, Ritz-Carlton, Westin, Doubletree and Radisson. For more information about MeriStar Hospitality Corporation, visit the company’s Web site: www.meristar.com.

               This press release contains forward-looking statements about MeriStar Hospitality Corporation, including those statements regarding future operating results, the timing and composition of revenues, expected levels of capital expenditures, and expected proceeds from asset sales, among others. Except for historical information, the matters discussed in this press release are forward-looking statements that are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include but are not limited to: economic

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conditions generally and the real estate market specifically; the effect of threats of terrorism and increased security precautions on travel patterns and demand for hotels; the threatened or actual outbreak of hostilities and international political instability; governmental actions; legislative/regulatory changes, including changes to laws governing the taxation of REITs; level of proceeds from asset sales; cash available for capital expenditures; the availability of capital; our ability to refinance debt; rising interest rates; rising insurance premiums; competition; supply and demand for hotel rooms in our current and proposed market areas; other factors that may influence the travel industry, including health, safety and economic factors; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs. Additional risks are discussed in the company’s filings with the Securities and Exchange Commission. Although the company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. These statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

MERISTAR HOSPITALITY CORPORATION
EARNINGS RELEASE FINANCIAL INFORMATION
THREE AND SIX MONTHS
ENDED JUNE 30, 2004

MeriStar Hospitality Corporation
June 30, 2004

MeriStar Hospitality Corporation
June 30, 2004

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenue:
Hotel operations:
Rooms	$143,156	$136,911	$277,284	$266,706
Food and beverage	59,442	56,404	110,450	107,520
Other hotel operations	17,362	19,201	34,397	35,754
Office rental, parking and other revenue	2,929	3,453	5,828	6,716

Total revenue	222,889	215,969	427,959	416,696
Hotel operating expenses:
Rooms	35,046	32,467	67,795	63,163
Food and beverage	41,739	38,789	79,923	75,646
Other hotel operating expenses	10,864	10,936	21,162	20,392
Office rental, parking and other expenses	670	583	1,255	1,213
Other operating expenses:
General and administrative, hotel	32,010	31,864	65,774	62,906
General and administrative, corporate	3,473	3,132	7,106	6,105
Property operating costs	31,909	30,620	62,941	59,609
Depreciation and amortization	25,289	25,242	51,333	49,190
Property taxes, insurance and other	16,006	17,548	32,860	34,547
Loss on asset impairments	1,291	65,123	1,536	65,123

Operating expenses	198,297	256,304	391,685	437,894

Operating (loss) income	24,592	(40,335)	36,274	(21,198)
Minority interest	671	10,598	1,617	14,275
Interest expense, net	(29,724)	(34,583)	(64,103)	(69,301)
Loss on early extinguishments of debt	(1,980)	—	(7,903)	—

Loss before income taxes and discontinued operations	(6,441)	(64,320)	(34,115)	(76,224)
Income tax (expense) benefit	(45)	(12)	410	164

Loss from continuing operations	(6,486)	(64,332)	(33,705)	(76,060)
Discontinued operations:
Loss from discontinued operations before
income tax benefit	(5,131)	(142,016)	(18,314)	(200,054)
Income tax (expense) benefit	62	(13)	220	8

Loss from discontinued operations	(5,069)	(142,029)	(18,094)	(200,046)

Net loss	$(11,555)	$(206,361)	$(51,799)	$(276,106)

Basic loss per share:
Loss from continuing operations	$(0.08)	$(1.40)	$(0.45)	$(1.66)
Loss from discontinued operations	(0.06)	(3.08)	(0.24)	(4.37)

Net loss per basic share	$(0.14)	$(4.48)	$(0.69)	$(6.03)

Diluted loss per share:
Loss from continuing operations	$(0.08)	$(1.55)	$(0.45)	$(1.87)
Loss from discontinued operations	(0.06)	(2.92)	(0.23)	(4.12)

Net loss per diluted share	$(0.14)	$(4.47)	$(0.68)	$(5.99)

MeriStar Hospitality Corporation
June 30, 2004

RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (a)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Funds From Operations:
Net Loss	$(11,555)	$(206,361)	$(51,799)	$(276,106)
Depreciation and amortization of real estate assets	23,617	28,042	48,120	55,656
Loss on disposal of assets	4,584	—	11,530	—
Minority interest to common OP unit holders	(671)	(10,260)	(1,759)	(13,628)

Funds from operations as reported in SEC filings	$15,975	$(188,579)	$6,092	$(234,078)

Weighted average number of shares of common stock outstanding	85,333	48,392	78,234	48,127

Funds from operations per diluted share	$0.19	$(3.90)	$0.08	$(4.86)

Funds From Operations, as adjusted:
Funds from operations as reported in SEC filings	$15,975	$(188,579)	$6,092	$(234,078)
Loss on asset impairments	2,430	208,000	7,441	264,677
Loss on early extinguishments of debt	1,980	—	7,903	—
Write off of deferred financial fees	453	—	1,719	—
Minority interest to common OP unit holders	—	(478)	—	(930)
Interest on convertible debt	—	1,805	—	—

Funds from operations, as adjusted	$20,838	$20,748	$23,155	$29,669

Weighted average number of shares of common stock and common OP units outstanding	85,333	53,573	78,234	49,040

Funds from operations per diluted share, as adjusted	$0.24	$0.39	$0.30	$0.60

(a)	See the notes to the financial information for discussion of non-GAAP measures.

MeriStar Hospitality Corporation
June 30, 2004

RECONCILIATION OF NET LOSS TO EBITDA (a)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
EBITDA and Adjusted EBITDA are comprised of the following:
Loss from continuing operations	$(6,486)	$(64,332)	$(33,705)	$(76,060)
Loss from discontinued operations	(5,069)	(142,029)	(18,094)	(200,046)

Net Loss	$(11,555)	$(206,361)	$(51,799)	$(276,106)

Loss from continuing operations	$(6,486)	$(64,332)	$(33,705)	$(76,060)
Interest, expense, net	29,724	34,583	64,103	69,301
Income tax benefit	45	12	(410)	(164)
Depreciation and amortization (b)	25,289	25,242	51,333	49,190

EBITDA from continuing operations	48,572	(4,495)	81,321	42,267
Loss on asset impairments	1,291	65,123	1,536	65,123
Minority interest	(671)	(10,598)	(1,617)	(14,275)
Loss on early extinguishments of debt	1,980	—	7,903	—

Adjusted EBITDA from continuing operations	$51,172	$50,030	$89,143	$93,115

Loss from discontinued operations	$(5,069)	$(142,029)	$(18,094)	$(200,046)
Interest, expense, net	—	153	11	312
Income tax benefit	(62)	13	(220)	(8)
Depreciation and amortization	145	4,820	1,261	9,865

EBITDA from discontinued operations	(4,986)	(137,043)	(17,042)	(189,877)
Loss on asset impairments	1,139	142,876	5,905	199,553
Loss on disposal of assets	4,584	—	11,530	—

Adjusted EBITDA from discontinued operations	$737	$5,833	$393	$9,676

Adjusted EBITDA, total operations	$51,909	$55,863	$89,536	$102,791

(a)	See the notes to the financial information for discussion of non-GAAP measures.

(b)	Depreciation and amortization included the write-off of unamortized deferred financing costs totaling $0.5 million and $0.7 million for the three months ended June 30, 2004 and 2003, respectively, and $1.7 million and $0.7 million for the six months ended June 30, 2004 and 2003, respectively, related to our early extinguishments of debt during these periods.

MeriStar Hospitality Corporation
June 30, 2004

HOTEL OPERATIONAL DATA
SCHEDULE OF COMPARABLE HOTEL RESULTS (a)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Number of hotels	70	70	70	70
Number of rooms	19,213	19,213	19,213	19,213
Operating profit margin under GAAP (b)	11.0%	(18.7)%	8.5%	(5.1)%
Comparable hotel adjusted operating profit margin (c)	23.0%	24.6%	21.2%	23.5%
Comparable hotel revenues:
Rooms	$135,754	$132,481	$265,648	$257,501
Food and beverage	56,040	54,643	105,323	103,786
Other hotel operations	15,651	15,889	31,292	31,208

Comparable hotel revenues (d)	207,445	203,013	402,263	392,495

Comparable hotel expenses:
Room	33,190	31,415	65,087	60,964
Food and beverage	39,106	37,565	76,225	73,143
Other	9,571	9,258	18,878	17,858
General Administrative, hotel	31,771	30,291	64,165	59,902
Property operating costs	30,780	29,486	60,997	57,784
Property taxes, insurance and other	15,340	15,124	31,435	30,696

Comparable hotel expenses (e)	159,758	153,139	316,787	300,347

Comparable Hotel Adjusted Operating Income	47,687	49,874	85,476	92,148
Non-comparable results, net (f)	4,029	(165)	4,945	356
Office rental, parking and other revenue	2,929	3,453	5,828	6,716
General and administrative, corporate	(3,473)	(3,132)	(7,106)	(6,105)
Depreciation and amortization	(25,289)	(25,242)	(51,333)	(49,190)
Loss on asset impairments	(1,291)	(65,123)	(1,536)	(65,123)

Operating Profit (loss)	$24,592	$(40,335)	$36,274	$(21,198)

Note: Our comparable hotel results include the revenues and expenses of 70 hotels, representing our 72 core hotels, less two hotels recently acquired. Our 72 core hotels exclude seven hotels planned for disposition as of June 30, 2004.

(a)	See the notes to the financial information for discussion of non-GAAP measures.

(b)	Operating profit margin under GAAP is calculated as the operating income (loss) divided by the total revenues per the consolidated statements of operations.

(c)	Comparable hotel adjusted operating profit margin is calculated as the comparable hotel adjusted operating income divided by the comparable hotel revenues per the schedule above.

MeriStar Hospitality Corporation
June 30, 2004

(d)	The reconciliation of total revenues per the consolidated statements of operations to the comparable hotel sales is as follows (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Revenues per the consolidated statements of operations	$222.9	$216.0	$428.0	$416.7
Non-comparable hotel revenues	(12.6)	(9.5)	(19.9)	(17.5)
Office rental, parking and other revenue	(2.9)	(3.5)	(5.8)	(6.7)

Comparable hotel revenues	$207.4	$203.0	$402.3	$392.5

(e)	The reconciliation of operating costs per the consolidated statements of operations to the comparable hotel expenses is as follows (in millions):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Operating expenses per the consolidated statements of
operations	$198.3	$256.3	$391.7	$437.9
Non-comparable hotel expenses	(8.4)	(9.8)	(15.0)	(17.2)
General and administrative, corporate	(3.5)	(3.1)	(7.1)	(6.1)
Depreciation and amortization	(25.3)	(25.2)	(51.3)	(49.2)
Loss on asset impairments	(1.3)	(65.1)	(1.5)	(65.1)

Comparable hotel expenses	$159.8	$153.1	$316.8	$300.3

(f)	Non-comparable results, net represent all revenues and expenses other than those of our 70 comparable properties and specific revenues and expenses identified above: office rental, parking and other revenue; general and administrative, corporate; depreciation and amortization; and loss on asset impairments.

MeriStar Hospitality Corporation
June 30, 2004

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30,	December 31,
	2004	2003
ASSETS
Property and equipment	$2,633,167	$2,481,752
Accumulated depreciation	(488,371)	(446,032)

	2,144,796	2,035,720
Assets held for sale	21,826	51,169
Investment in affiliate	15,000	15,000
Prepaid expenses and other assets	41,113	47,934
Accounts receivable, net of allowance for doubtful accounts of $3,728 and $2,040	72,173	64,709
Restricted cash	72,478	42,523
Cash and cash equivalents — unrestricted	148,819	230,884

	$2,516,205	$2,487,939

LIABILITIES AND STOCKHOLDERS’ EQUITY
Long-term debt	$1,587,404	$1,638,028
Accounts payable and accrued expenses	91,450	83,458
Accrued interest	41,121	46,813
Due to Interstate Hotels & Resorts	21,887	16,411
Other liabilities	19,703	11,831

Total liabilities	1,761,565	1,796,541

Minority interests	26,880	37,785
Stockholders’ equity:
Common stock, par value $0.01 per share Authorized – 100,000 shares Issued – 89,307 and 69,135 shares	893	691
Additional paid-in capital	1,463,886	1,338,959
Accumulated deficit	(693,893)	(642,094)
Accumulated other comprehensive loss	—	(977)
Common stock held in treasury – 2,371 and 2,345 shares	(43,126)	(42,966)

Total stockholders’ equity	727,760	653,613

	$2,516,205	$2,487,939

MeriStar Hospitality Corporation
June 30, 2004

PORTFOLIO DATA
Portfolio Distribution at June 30, 2004
72 core hotels (a)

			% of	% of 2004 YTD
Market	Hotels	Rooms	Total Rooms	Revenue
Washington DC Metro	11	2,478	12.4%	15.2%
Southwest Florida	6	1,026	5.1%	12.0%
New Jersey	4	1,120	5.6%	6.4%
Southern California	4	1,519	7.6%	5.5%
Northern California	3	968	4.8%	4.8%
Orlando	3	1,545	7.7%	5.8%
Tampa/Clearwater	3	1,111	5.5%	6.2%
Atlanta	2	650	3.2%	3.1%
Chicago	2	857	4.3%	3.6%
Colorado	2	736	3.7%	2.3%
Dallas	2	598	3.0%	2.2%
Houston	2	597	3.0%	3.5%
All other markets	28	6,859	34.1%	29.4%
Total Markets	72	20,064	100.0%	100.0%

			% of	% of 2004 YTD
Region	Hotels	Rooms	Total Rooms	Revenue
South Atlantic	20	5,630	28.0%	33.0%
Middle Atlantic	17	4,084	20.3%	24.0%
South Central	11	3,281	16.4%	15.1%
Pacific	10	3,282	16.4%	14.3%
North Central	7	1,789	8.9%	6.8%
Mountain	6	1,798	9.0%	6.1%
New England	1	200	1.0%	0.7%
Total Regions	72	20,064	100.0%	100.0%

			% of	% of 2004 YTD
Brand	Hotels	Rooms	Total Rooms	Revenue
Hilton
Hilton	16	4,442	22.1%	23.8%
Doubletree	8	2,664	13.3%	9.3%
Embassy Suites	3	728	3.6%	3.1%
Starwood
Sheraton	9	2,825	14.1%	14.8%
Westin	2	890	4.4%	4.1%
Marriott
Marriott	4	1,696	8.5%	6.0%
Courtyard by Marriott	3	587	2.9%	2.3%
Ritz-Carlton	1	366	1.8%	1.3%
Intercontinental
Holiday Inn	6	1,736	8.7%	6.6%
Crowne Plaza	2	465	2.3%	1.7%
Independent	9	1,431	7.1%	16.2%
Radisson	5	1,337	6.7%	6.0%
Other	4	897	4.5%	4.8%
Total Brands	72	20,064	100.0%	100.0%

			% of	% of 2004 YTD
Location	Hotels	Rooms	Total Rooms	Revenue
Urban	20	5,299	26.4%	28.7%
Resort	15	4,207	21.0%	27.8%
Airport	13	4,236	21.1%	15.0%
Suburban	24	6,322	31.5%	28.5%
Total Locations	72	20,064	100.0%	100.0%

(a)	72 core hotels represents 79 hotels owned less seven hotels planned for disposition as of June 30, 2004.

MeriStar Hospitality Corporation
June 30, 2004

DETAILED OPERATING STATISTICS BY MARKET, REGION AND LOCATION
66 comparable hotels, same store basis (a)

			2nd Quarter 2004			2nd Quarter 2003			Percent
									Change in
Market	Hotels	Rooms	ADR	Occ%	RevPAR	ADR	Occ%	RevPAR	RevPAR
Washington DC Metro (b)	10	2,112	$133.46	83.3%	$111.20	$122.56	78.7%	$96.41	15.3%
Southwest Florida	6	1,026	$242.10	71.8%	$173.83	$248.32	71.1%	$176.48	-1.5%
New Jersey	4	1,120	$131.79	67.2%	$88.62	$123.71	68.2%	$84.38	5.0%
Southern California (b)	3	1,034	$105.94	75.4%	$79.90	$105.43	69.8%	$73.64	8.5%
Northern California	3	968	$117.24	78.0%	$91.48	$111.16	79.3%	$88.09	3.8%
Orlando (c)	1	489	$78.34	81.1%	$63.52	$71.17	82.3%	$58.56	8.5%
Tampa/Clearwater	3	1,111	$100.02	68.2%	$68.21	$95.80	69.4%	$66.50	2.6%
Atlanta	2	650	$81.37	80.3%	$65.37	$74.45	80.3%	$59.79	9.3%
Chicago	2	857	$101.37	80.6%	$81.69	$105.15	76.6%	$80.53	1.4%
Colorado	2	736	$83.33	64.4%	$53.65	$77.15	70.1%	$54.07	-0.8%
Dallas (c)	1	309	$94.68	77.8%	$73.71	$91.42	70.0%	$63.97	15.2%
Houston	2	597	$106.26	71.7%	$76.23	$104.60	72.5%	$75.86	0.5%
All other markets (c)	27	6,680	$94.71	71.8%	$67.96	$91.95	70.4%	$64.74	5.0%

All Markets	66	17,689	$110.99	74.0%	$82.16	$106.96	72.7%	$77.80	5.6%

			2nd Quarter 2004			2nd Quarter 2003			Percent
									Change in
Region	Hotels	Rooms	ADR	Occ%	RevPAR	ADR	Occ%	RevPAR	RevPAR
South Atlantic (c)	18	4,574	$122.47	73.2%	$89.62	$118.78	73.7%	$87.51	2.4%
Middle Atlantic (b)	16	3,718	$131.84	78.4%	$103.37	$122.91	75.2%	$92.48	11.8%
South Central (c)	10	2,992	$100.80	70.8%	$71.38	$98.19	69.5%	$68.24	4.6%
Pacific (b), (c)	8	2,618	$109.32	73.9%	$80.84	$106.90	71.7%	$76.65	5.5%
North Central	7	1,789	$92.11	75.9%	$69.89	$92.81	72.8%	$67.55	3.5%
Mountain	6	1,798	$78.12	70.2%	$54.80	$74.43	70.6%	$52.53	4.3%
New England	1	200	$77.14	81.4%	$62.80	$76.68	86.6%	$66.40	-5.4%

All Regions	66	17,689	$110.99	74.0%	$82.16	$106.96	72.7%	$77.80	5.6%

			2nd Quarter 2004			2nd Quarter 2003			Percent
									Change in
Location	Hotels	Rooms	ADR	Occ%	RevPAR	ADR	Occ%	RevPAR	RevPAR
Urban (b)	19	4,933	$120.84	79.2%	$95.72	$115.69	76.0%	$87.87	8.9%
Resort (c)	13	3,151	$143.81	73.2%	$105.29	$140.73	73.6%	$103.62	1.6%
Airport (b)	12	3,751	$83.51	75.2%	$62.82	$81.46	73.7%	$60.05	4.6%
Suburban (c)	22	5,854	$101.95	69.1%	$70.50	$97.64	68.9%	$67.32	4.7%

All Locations	66	17,689	$110.99	74.0%	$82.16	$106.96	72.7%	$77.80	5.6%

(a)	Operating statistics are shown for 66 comparable hotels which represent 72 core hotels less two hotels acquired during the second quarter and four hotels impacted by brand conversions.

(b)	Operating statistics excludes hotel acquired during the second quarter.

(c)	Operating statistics excludes hotel(s) impacted by brand conversions.

MeriStar Hospitality Corporation
June 30, 2004

DETAILED OPERATING STATISTICS BY MARKET, REGION AND LOCATION
66 comparable hotels, same store basis (a)

			June 2004 Year-to-Date			June 2003 Year-to-Date			Percent
									Change in
Market	Hotels	Rooms	ADR	OCC%	RevPAR	ADR	Occ%	RevPAR	RevPAR
Washington DC Metro (b)	10	2,112	$126.50	76.0%	$96.18	$119.15	70.7%	$84.26	14.1%
Southwest Florida	6	1,026	$280.86	69.5%	$195.15	$285.20	68.5%	$195.23	0.0%
New Jersey	4	1,120	$129.19	61.0%	$78.85	$124.85	60.0%	$74.91	5.3%
Southern California (b)	3	1,034	$110.15	76.1%	$83.87	$108.37	69.1%	$74.86	12.0%
Northern California	3	968	$111.52	75.2%	$83.83	$108.89	73.2%	$79.72	5.2%
Orlando (c)	1	489	$79.77	84.0%	$67.00	$71.93	77.9%	$56.02	19.6%
Tampa/Clearwater	3	1,111	$103.08	72.3%	$74.54	$101.58	71.1%	$72.18	3.3%
Atlanta	2	650	$81.95	82.5%	$67.59	$78.88	81.5%	$64.27	5.2%
Chicago	2	857	$95.39	68.2%	$65.06	$99.30	68.4%	$67.89	-4.2%
Colorado	2	736	$81.40	61.1%	$49.76	$75.72	63.1%	$47.79	4.1%
Dallas (c)	1	309	$93.07	70.8%	$65.93	$89.98	64.6%	$58.16	13.4%
Houston	2	597	$113.47	74.3%	$84.29	$106.26	72.2%	$76.69	9.9%
All other markets (c)	27	6,680	$94.80	69.8%	$66.17	$92.98	69.3%	$64.47	2.6%

All Markets	66	17,689	$111.35	71.5%	$79.57	$108.59	69.6%	$75.54	5.3%

			2nd Quarter 2004			2nd Quarter 2003			Percent
									Change in
Region	Hotels	Rooms	ADR	Occ%	RevPAR	ADR	Occ%	RevPAR	RevPAR
South Atlantic (c)	18	4,574	$130.05	74.3%	$96.59	$128.14	72.8%	$93.32	3.5%
Middle Atlantic (b)	16	3,718	$126.64	71.4%	$90.36	$121.03	67.5%	$81.66	10.7%
South Central (c)	10	2,992	$99.72	68.7%	$68.55	$96.74	68.1%	$65.88	4.0%
Pacific (b), (c)	8	2,618	$109.51	73.5%	$80.48	$107.76	69.9%	$75.32	6.8%
North Central	7	1,789	$87.97	68.0%	$59.80	$89.62	68.1%	$61.01	-2.0%
Mountain	6	1,798	$78.88	68.7%	$54.16	$75.65	68.0%	$51.41	5.4%
New England	1	200	$74.65	80.7%	$60.22	$77.41	81.7%	$63.27	-4.8%

All Regions	66	17,689	$111.35	71.5%	$79.57	$108.59	69.6%	$75.54	5.3%

			2nd Quarter 2004			2nd Quarter 2003			Percent
									Change in
Location	Hotels	Rooms	ADR	Occ%	RevPAR	ADR	Occ%	RevPAR	RevPAR
Urban (b)	19	4,933	$115.31	74.4%	$85.77	$112.23	70.9%	$79.53	7.8%
Resort (c)	13	3,151	$155.82	74.1%	$115.39	$153.97	72.9%	$112.18	2.9%
Airport (b)	12	3,751	$83.75	74.5%	$62.38	$82.71	72.6%	$60.08	3.8%
Suburban (c)	22	5,854	$101.29	65.6%	$66.48	$97.61	64.8%	$63.27	5.1%

All Locations	66	17,689	$111.35	71.5%	$79.57	$108.59	69.6%	$75.54	5.3%

(a)	Operating statistics are shown for 66 comparable hotels which represent 72 core hotels less two hotels acquired during the second quarter and four hotels impacted by brand conversions.

(b)	Operating statistics for market excludes hotel acquired during the second quarter.

(c)	Operating statistics for market excludes hotel(s) impacted by brand conversions.

MeriStar Hospitality Corporation
June 30, 2004

CAPITAL STRUCTURE
Total Enterprise Value
(In thousands, except per share information, ratios and percentages)

	As of June 30,	As of December 31,
	2004	2003
Common shares outstanding, net	86,936	66,790
Operating partnership units	3,068	3,510

Combined shares and units	90,004	70,300
Common stock price at end of period	$6.84	$6.51

Common equity capitalization	$615,627	$457,653
Consolidated debt	1,597,478	1,638,028
Total cash	(221,297)	(273,407)

Total enterprise value (TEV)	$1,991,808	$1,822,274

TEV per room	$90	$74
Rooms owned	22,187	24,729

Long-Term Debt

     Long-term debt as of June 30, 2004 and December 31, 2003 consisted of the following:

	Encumbered			June 30,	December 31,
	Hotels	Maturity	Interest Rate	2004	2003
Convertible Notes	—	2004	4.75%	$3,705	$3,705
Senior Subordinated Notes	—	2007	8.75%	33,871	82,768
Secured Revolver	6	2007	LIBOR +450 bps	—	—
Senior Unsecured Notes	—	2008	9.00%	270,070	299,459
Senior Unsecured Notes	—	2009	10.50%	223,248	248,848
CMBS	19	2009	LIBOR +444 bps	306,067	309,035
Convertible Notes	—	2010	9.50%	170,000	170,000
Senior Unsecured Notes	—	2011	9.13%	352,972	396,437
Mortgage Debt and other	4	Various	6.34%	137,504	27,011
CMBS	4	2013	6.88%	100,041	100,765

				1,597,478	1,638,028
Fair value adjustment for interest rate swap				(10,074)	—

	33			$1,587,404	$1,638,028

Average Maturity		5.5 years
Average Interest Rate			8.3%

MeriStar Hospitality Corporation
June 30, 2004

CAPITAL EXPENDITURES SUMMARY
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Capital expenditures	$26,161	$5,925	$49,898	$14,547
Percent of total revenue	11.7%	2.7%	11.7%	3.5%

Summary of significant capital expenditure projects for the six months ended June 30, 2004:

		Amount
Hotel	State	Spent	Description of Renovation
Doral Forrestal	New Jersey	$4,684	Guest rooms (casegoods and softgoods), guest bathrooms, HVAC system upgrade
Hilton Sacramento	California	2,611	Guest rooms (casegoods and softgoods), guest bathrooms, lobby
South Seas Resort	Florida	2,471	Fiber-optic cable installation
Hilton Crystal City	Virginia	2,388	Guest rooms (casegoods and softgoods), guest bathrooms
Doubletree Universal	Florida	2,295	Hotel conversion: lobby renovation, parking lot surfacing, meeting rooms, pool
Marriott Somerset	New Jersey	2,225	Guest rooms (casegoods and softgoods), guest bathrooms
Hilton Cocoa Beach	Florida	1,978	Mechanical systems replacement, commencement of guest rooms renovation
Sheraton Safari Lake Buena Vista	Florida	1,831	Mechanical systems replacement, roof replaced
Hilton Arlington	Texas	1,546	Guest rooms (casegoods and softgoods), guest bathrooms, public areas
Hilton Durham	North Carolina	1,360	Guest rooms (casegoods and softgoods), guest bathrooms, ballroom
Sheraton Great Valley	Pennsylvania	1,334	Guest rooms (casegoods and softgoods), guest bathrooms, lobby
Hilton Houston Westchase	Texas	1,253	Guest rooms (casegoods and softgoods), guest bathrooms
Radisson Chicago	Illinois	1,191	Guest rooms (casegoods and softgoods), guest bathrooms
Hilton Irvine	California	1,180	Ballroom, lounge, public restrooms
Hilton Detroit	Michigan	1,127	Guest rooms (casegoods and softgoods), guest bathrooms
Radisson Annapolis	Maryland	983	Guest rooms (casegoods and softgoods), fitness center
Holiday Inn Chicago O’Hare	Illinois	978	Exterior concrete repair, landscaping
Doubletree Dallas	Texas	881	Hotel conversion: guest rooms (casegoods and softgoods), guest bathrooms, lobby, restaurant, meeting space
Holiday Inn Walt Disney World Village	Florida	879	Hotel conversion: atrium, guest rooms (casegoods and softgoods)
Westin Atlanta	Georgia	819	Recarpeting of ballroom, corridors and guest rooms
Hilton Grand Rapids	Michigan	751	Guest rooms (casegoods and softgoods), guest bathrooms, restaurant, lobby
Westin Oklahoma City	Oklahoma	680	Guest rooms (casegoods and softgoods), guest bathrooms, corridors, mechanical HVAV

MeriStar Hospitality Corporation
June 30, 2004

ACQUISITIONS AND DISPOSITIONS
For the period from December 31, 2003 through June 30, 2004
(Dollars in thousands)

Acquisitions

Property	Date Acquired	Rooms	Total Investment
The Ritz-Carlton, Pentagon City	May 10, 2004	366	$92,869
Marriott Irvine	June 25, 2004	485	93,378

Total Acquisitions		851	$186,247

Dispositions

			Total Gross Sales
Property	Date Disposed	Rooms	Price Per Quarter
Holiday Inn Select Bucks County	January 7, 2004	215
Ramada Plaza Meriden	January 7, 2004	150
Westin Morristown New Jersey	January 7, 2004	199
Sheraton Dallas Brookhollow	February 12, 2004	348
Ramada Plaza Shelton	February 26, 2004	155
Hilton Midland	February 27, 2004	249
Holiday Inn DFW Airport West	March 1, 2004	243
Crowne Plaza Phoenix	March 1, 2004	250
Hilton Hartford	March 8, 2004	388
Howard Johnson Resort Key Largo	March 26, 2004	100
Holiday Inn Colorado Springs Garden of Gods	March 31, 2004	200

Total Dispositions in First Quarter 2004		2,497	$74,075
Park Plaza Cleveland	April 28, 2004	237
Courtyard Century City	May 4, 2004	134
Park Plaza Arlington Heights	May 11, 2004	247
Sheraton Guildford	June 4, 2004	278

Total Dispositions in Second Quarter		896	$30,798

Total Dispositions Year-to-Date in 2004*		3,393	$104,873

*	In the third quarter of 2004, we sold the Wyndham San Jose and Hilton Toledo hotels totaling 568 rooms for gross proceeds of $14.5 million.

MeriStar Hospitality Corporation
June 30, 2004

FORECASTED RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS
(In thousands, except per share amounts)

	Three Months Ending September 30, 2004
	Low-end of range	High-end of range
Forecasted Funds from Operations:
Net loss (a)	$(23,032)	$(20,153)
Adjustments to forecasted net loss:
Depreciation and amortization of real estate assets	23,956	23,956
Minority interest to common OP unit holders	(661)	(580)

Funds from operations as reported in SEC filings	$263	$3,223

Weighted average diluted shares of common stock and common OP units outstanding	89,341	89,341

Funds from operations per diluted share	$0.00	$0.04

Funds from operations, as adjusted:
Funds from operations as reported in SEC filings	$263	$3,223
Loss on early extinguishments of debt	—	—
Loss on asset impairment	—	—
Write off of deferred financing fees	—	—

Funds from operations, as adjusted	$263	$3,223

Weighted average diluted shares of common stock and common OP units outstanding	89,341	89,341

Funds from operations per diluted share, as adjusted	$0.00	$0.04

	Year Ending December 31, 2004
	Low-end of range	High-end of range
Forecasted Funds from Operations:
Net loss (a)	$(93,983)	$(89,179)
Adjustments to forecasted net loss:
Depreciation and amortization of real estate assets	96,713	96,713
Minority interest to common OP unit holders	(2,911)	(2,776)
Loss on disposal of assets	11,531	11,531

Funds from operations as reported in SEC filings	$11,350	$16,289
Weighted average number of shares of common stock and common OP units outstanding	83,887	83,887

Funds from operations per share	$0.14	$0.19

Funds from operations, as adjusted:
Funds from operations as reported in SEC filings	$11,350	$16,289
Loss on early extinguishments of debt	9,156	9,156
Loss on asset impairment	7,441	7,441
Write off of deferred financing fees	1,928	1,928

Funds from operations, as adjusted	$29,875	34,814

Weighted average diluted shares of common stock outstanding and common OP units outstanding	83,887	83,887

Funds from operations per diluted share, as adjusted	$0.36	$0.42

MeriStar Hospitality Corporation
June 30, 2004

FORECASTED RECONCILIATION OF NET LOSS TO EBITDA
(In thousands)

	Three Months Ending September 30, 2004
	Low-end of range	High-end of range
EBITDA and Adjusted EBITDA are comprised of the following:
Net loss (a)	$(23,032)	$(20,153)
Interest expense, net	30,845	30,842
Income tax benefit	(358)	(315)
Depreciation and amortization	25,206	25,206

EBITDA	32,661	35,580
Minority interest to common OP unit holders	(661)	(580)

Adjusted EBITDA	$32,000	$35,000

	Year Ending December 31, 2004
	Low-end of range	High-end of range
EBITDA and Adjusted EBITDA are comprised of the following:
Net loss (a)	$(93,983)	$(89,179)
Interest expense, net	125,987	125,975
Write off of deferred financing fees	1,928	1,928
Income tax benefit	(1,257)	(1,184)
Depreciation and amortization	101,967	101,967

EBITDA	134,642	139,507
Loss on early extinguishments of debt	9,156	9,156
Loss on asset impairments	7,441	7,441
Minority interest to common OP unit holders	(2,770)	(2,635)
Loss on disposal of assets	11,531	11,531

Adjusted EBITDA	$160,000	$165,000

(a)	Forecasted net loss does not include any possible future losses on asset impairments or gains or losses on the sale of assets.

MeriStar Hospitality Corporation
June 30, 2004

HOTEL PORTFOLIO LISTING

Hotel	Location	Guest Rooms
Arizona
Embassy Suites Tucson	Tucson	204
California
Courtyard by Marriott Marina del Ray	Marina Del Rey	276
Crowne Plaza San Jose	San Jose	239
Doral Palm Springs	Palm Springs	285
Hilton Irvine	Irvine	289
Hilton Monterey	Monterey	204
Hilton Sacramento	Sacramento	331
Marina Hotel San Pedro *	San Pedro	226
LA Marriott Downtown	Los Angeles	469
Marriott Irvine	Irvine	485
Sheraton Fisherman’s Wharf	San Francisco	525
Wyndham San Jose *	San Jose	355
Colorado
Embassy Suites Denver	Englewood	236
Sheraton Colorado Springs	Colorado Springs	500
Connecticut
Doubletree Hotel Bradley International Airport	Windsor Locks	200
Florida
Best Western Sanibel Island Resort	Sanibel Island	46
Doubletree Hotel Westshore	Tampa	496
Doubletree Universal	Orlando	742
Hilton Clearwater	Clearwater	426
Hilton Hotel Cocoa Beach	Cocoa Beach	296
Holiday Inn Fort Lauderdale Beach	Ft. Lauderdale	240
Holiday Inn Walt Disney World Village	Lake Buena Vista	314
Safety Harbor Resort and Spa	Safety Harbor	189
Sanibel Inn	Sanibel Island	96
Seaside Inn	Sanibel Island	32
Sheraton Beach Resort Key Largo	Key Largo	200
Sheraton Safari Lake Buena Vista	Lake Buena Vista	489
Song of the Sea	Sanibel Island	30
South Seas Plantation Resort & Yacht Harbor	Captiva	579
Sundial Beach Resort	Sanibel Island	243
Georgia
Doubletree Atlanta	Atlanta	155
Westin Atlanta	Atlanta	495
Wyndham Marietta	Marietta	218
Illinois
Holiday Inn Chicago O-Hare International
Airport	Rosemont	507
Radisson Chicago	Chicago	350
Indiana
Doubletree Indianapolis	Indianapolis	137
Kentucky
Hilton Seelbach	Louisville	321
Radisson Lexington	Lexington	367
Louisiana
Hilton Lafayette	Lafayette	327
Holiday Inn Select New Orleans	Kenner	303
Hotel Maison de Ville	New Orleans	23
Maryland
Radisson Annapolis	Annapolis	219

MeriStar Hospitality Corporation
June 30, 2004

Radisson Cross Keys	Baltimore	148
Sheraton Columbia	Columbia	287
Michigan
Hilton Detroit	Romulus	151
Hilton Hotel Grand Rapids	Grand Rapids	224
New Jersey
Courtyard by Marriott Secaucus	Secaucus	165
Doral Forrestal	Princeton	290
Marriott Somerset	Somerset	440
Sheraton Crossroads Hotel Mahwah	Mahwah	225
New Mexico
Doubletree Albuquerque	Albuquerque	295
Wyndham Albuquerque Airport Hotel	Albuquerque	276
North Carolina
Courtyard by Marriott Durham	Durham	146
Hilton Hotel Durham	Durham	194
Sheraton Charlotte Airport	Charlotte	222
Ohio
Hilton Hotel Toledo *	Toledo	213
Oklahoma
Westin Oklahoma City	Oklahoma City	395
Pennsylvania
Embassy Suites Philadelphia	Philadelphia	288
Sheraton Great Valley	Frazer	198
Texas
Doubletree Austin	Austin	350
Doubletree Hotel Dallas Galleria	Dallas	289
Hilton Arlington	Arlington	309
Hilton Austin	Austin	320
Hilton Houston Westchase	Houston	295
Holiday Inn Select DFW South	Irving	409
Marriott West Loop Houston	Houston	302
Sheraton Houston	Houston	382
Utah
Hilton Salt Lake City Airport	Salt Lake City	287
Virginia
Hilton Arlington	Arlington	209
Hilton Crystal City	Arlington	386
Holiday Inn Historic District Alexandria	Alexandria	178
Radisson Old Town Alexandria	Alexandria	253
The Ritz-Carlton, Pentagon City	Arlington	366
Washington
Sheraton Bellevue	Bellevue	179
Washington, D.C.
Georgetown Inn	Washington, D.C.	96
Hilton Embassy Row	Washington, D.C.	193
Latham Georgetown	Washington, D.C.	143
Wisconsin
Crowne Plaza Madison	Madison	226
Holiday Inn Madison	Madison	194

Total Rooms		22,187

*	Represents properties that are held for sale and included in discontinued operations.

MeriStar Hospitality Corporation
June 30, 2004

NON-GAAP DISCLOSURES

Funds From Operations

Substantially all of our non-current assets consist of real estate, and in accordance with accounting principles generally accepted in the United States, or GAAP, those assets are subject to straight-line depreciation, which reflects the assumption that the value of real estate assets, other than land, will decline ratably over time. That assumption is often not true with respect to the actual market values of real estate assets (and, in particular, hotels), which fluctuate based on economic, market and other conditions. As a result, management and many industry investors believe the presentation of GAAP operating measures for real estate companies to be more informative and useful when other measures, adjusted for depreciation and amortization, are also presented.

In an effort to address these concerns, the National Association of Real Estate Investment Trusts, or NAREIT, adopted a definition of Funds From Operations, or FFO. NAREIT defines FFO as net income (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate, real estate-related depreciation and amortization, and after comparable adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. Extraordinary items and cumulative effect of changes in accounting principles as defined by GAAP are also excluded from the calculation of FFO. As defined by NAREIT, FFO also does not include reductions from asset impairment charges. The SEC, however, recommends that FFO include the effect of asset impairment charges, which presentation we have adopted for all historical presentations of FFO. We believe FFO is an indicative measure of our operating performance due to the significance of our hotel real estate assets, and that it can be used to measure our ability to service debt, fund capital expenditures, and expand our business. We also use FFO in our annual budget process.

Adjusted FFO represents FFO excluding the effects of losses on early extinguishments of debt, write-offs of deferred financing costs and, in accordance with the NAREIT definition of FFO, asset impairment charges. We exclude the effects of losses on early extinguishments of debt, write-offs of deferred financing costs and asset impairment charges because we believe that including them in Adjusted FFO does not fully reflect the operating performance of our remaining assets. We believe Adjusted FFO is useful for the same reasons we believe that FFO is useful, but we also believe that Adjusted FFO enables us and the investor to consider our operating performance without considering the items we exclude from our definition of Adjusted FFO, which have no cash effect in the periods considered. We also use Adjusted FFO in our annual budget process.

Consolidated Earnings Before Interest, Income Taxes, Depreciation and Amortization

EBITDA represents consolidated earnings before interest, income taxes, depreciation and amortization and includes operations from the assets included in discontinued operations. We further adjust EBITDA for the effect of capital market transactions that would result in a gain or loss on early extinguishments of debt, as well as the earnings effect of asset dispositions and any impairment assessments, resulting in the measure that we refer to as “Adjusted EBITDA.” We exclude the effect of gains or losses on early extinguishments of debt as well as the earnings effect of asset dispositions and impairment assessments because we believe that including them in Adjusted EBITDA does not fully reflect the operating performance of our remaining assets.

We also believe Adjusted EBITDA provides useful information to investors regarding our financial condition and results of operations because Adjusted EBITDA is useful in evaluating our operating performance and our capacity to incur and service debt, fund capital expenditures and expand our business. Furthermore, we use Adjusted EBITDA to provide a measure of unleveraged cash flow that can be isolated on an asset by asset basis, to determine overall property performance and to measure our ability to service debt. We believe that the rating agencies and a number of our lenders also use Adjusted EBITDA for those purposes. We also use Adjusted EBITDA as one measure in determining the value of acquisitions and dispositions and, like FFO, it is also widely used in our annual budget process.

MeriStar Hospitality Corporation
June 30, 2004

Comparable Hotel Operating Results

We present certain operating results for our core hotels, such as hotel revenues, expenses and adjusted operating profit, on a comparable hotel, or “same store,” basis as supplemental information for investor’s information. Our comparable hotel results present operating results for our core hotels owned during the entirety of the periods being compared without giving effect to any acquisitions or dispositions during these periods. Our core hotels include all but those properties which are non-strategic to our portfolio; some of these properties may be classified in continuing operations. We present these comparable hotel operating results by eliminating corporate-level revenues and expenses, as well as depreciation and amortization and loss on asset impairments. We eliminate corporate-level revenues and expenses to arrive at property-level results because we believe property-level results provide investors with supplemental information into the ongoing operating performance of our hotels and the effectiveness of management in running our business on a property-level basis. We eliminate depreciation and amortization because, even though depreciation and amortization are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes over time. Because real estate values have historically risen or fallen with market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. We eliminate loss on asset impairments because these non-cash expenses are primarily related to our non-comparable properties, and do not reflect the operating performance of our comparable assets.

As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the comparable hotel operating results we present do not represent our total revenues, expenses or operating profit and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent that they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors, such as the effect of acquisitions or dispositions. While management believes that presentation of comparable hotel results is a “same store” supplemental measure that provides useful information in evaluating the ongoing performance of the Company, this measure is not used to allocate resources or to assess the operating performance of each of these hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results. For these reasons, we believe that comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.